UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020 (November 13, 2020)

PGT Innovations, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive, North Venice, FL		34275
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (941) 480-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PGTI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

On November 13, 2020, PGT Innovations, Inc. (the “Company”), dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective upon the filing of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended January 2, 2021 (the “Effective Date”). KPMG will continue to serve as the Company’s independent registered public accounting firm, including providing audit services for the Company’s fiscal year ended January 2, 2021, through the Effective Date. The Company notified KPMG on November 16, 2020 that it would be dismissed as the Company’s independent registered public accounting firm. The decision to dismiss KPMG as the Company’s independent registered public accounting firms was at the direction of and approved by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company.

KPMG’s reports on the Company’s financial statements for the years ended December 29, 2018, and December 28, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for changes due to the Company’s adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, and several related amendments, and ASU 2014-09, Revenue from Contracts with Customers, and several related amendments.

During the Company’s two most recent fiscal years ended December 29, 2018, and December 28, 2019, and the subsequent interim period through November 13, 2020, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company provided KPMG with the disclosures under this Item 4.01(a) and requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01(a) and, if not, stating the respects in which it does not agree. KPMG’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm.

On November 13, 2020, the Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm. The Company notified EY on November 13, 2020 that it would be engaged as the Company’s independent registered public accounting firm, effective immediately subsequent to the filing of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended January 2, 2021. During the Company’s two most recent fiscal years ended December 29, 2018, and December 28, 2019, and the subsequent interim period through November 13, 2020, neither the Company nor anyone acting on its behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	KPMG LLP letter to the Securities and Exchange Commission dated November 19, 2020
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT INNOVATIONS, INC.

By:  /s/ Sherri Baker

       Name:  Sherri Baker

       Title:  Senior Vice President, and Chief Financial Officer

Dated:  November 19, 2020

EXHIBIT INDEX

Exhibit No.	Description
16.1	KPMG LLP to the Securities and Exchange Commission dated November 19, 2020
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document